Exhibit 99.1

Neal Goldner Investor Relations 407-206-6149 Investor@mvwc.com

Cameron Klaus Global Communications 407-206-6300 media@mvwc.com
Marriott Vacations Worldwide Announces Leadership Appointments
Names Matthew E. Avril as Chief Executive Officer
Industry Veteran Michael A. Flaskey Named President and Chief Operating Officer to Set Renewed Focus on Operational Execution
ORLANDO, Fla. — February 17, 2026 — Marriott Vacations Worldwide (NYSE: VAC) (“MVW,” the “Company,” “we,” “us” or “our”) today announced that its Board of Directors (the “Board”) has appointed Matthew (Matt) E. Avril as Chief Executive Officer. Mr. Avril will continue to serve as a member of the Board. Mr. Avril joined the Company’s Board in March 2025 and has served as interim President and CEO since November 2025.
“Since assuming the interim role, Matt has worked closely with the Board and the Company’s executive leadership team to conduct a comprehensive review of the business, bringing a focused approach to performance along with laying the groundwork for a reset within the organization. He has demonstrated decisive leadership and a strong sense of urgency needed to position us for success,” said Bill Shaw, chairman of MVW’s Board of Directors. “Over the past few months, Matt has engaged with investors, associates and customers while leading a rigorous operational and strategic assessment that has already driven change. As a proven industry executive skilled in execution, Matt is the ideal leader to realize sustainable performance improvement and long-term shareholder value creation for the Company.”
Mr. Avril said, “I appreciate the Board’s confidence and the opportunity to join the management team in leading Marriott Vacations Worldwide. We are acting with urgency to strengthen our marketing and sales execution, enhance profitability, and reinforce a performance-driven culture. Simultaneously, we are implementing greater cost and capital allocation discipline rooted in rigor across the business. Based on these priorities, we are confident we can deliver value for our shareholders by enhancing the customer and associate experience and leveraging the power of the brands we represent.”
Appointment of President and Chief Operating Officer
The Company also announced the appointment of Michael (Mike) A. Flaskey as President and Chief Operating Officer, effective immediately.
Mr. Flaskey has more than 25 years of experience in the vacation ownership and hospitality industries. Over the course of his career, he served in senior leadership roles at Starwood Vacation Ownership, developing deep expertise across brand, sales, marketing, operations and resort management, leading the development of experiential strategies for the Sheraton Vacation Club and Westin Vacation Club brands. He also spent more than a decade at Diamond Resorts International, including serving as Chief Executive Officer where he led a transformation of the company driving significant growth. Most recently, Mr. Flaskey served as Chief Executive Officer and a member of the Board of Directors of maritime hospitality company Hornblower Group.
Mr. Flaskey will set MVW’s commercial strategy and oversee all brand, commercial and operating functions to drive seamless execution. His responsibilities will include all aspects of a proven experience-based model designed to enhance owners’ lifetime value through a differentiated go-to-market approach to engage current and prospective new Owners.
“I have known Mike for a long time and have admired his work both firsthand and from an industry perspective. I am confident that the trust built from my experience working with him at Starwood Vacation Ownership and Diamond Resorts will enable us to hit the ground running,” said Mr. Avril. “His enthusiasm, deep industry expertise, and proven transformational leadership will be instrumental in increasing marketing and sales effectiveness, enhancing processes, and improving margins all while ensuring strong alignment across the organization.”
“I am thrilled to have the opportunity to implement an industry leading strategy alongside the executive leadership team and associates at Marriott Vacations Worldwide that centers on both innovation and execution. When combining these with the best brands in the vacation ownership industry, the sky is truly the limit,” said Mr. Flaskey. “My focus is on unlocking the full potential of our Company. I firmly believe we will return to a position of growth and outstanding performance in the very near future.”
Earnings Call and New Compensation Plan
The Company will report fourth quarter 2025 earnings after market close on February 25, 2026, followed by a conference call on February 26, 2026, at 8:00 a.m. ET to discuss results and provide a broader business update.
MVW also shared details today of the implementation of a new compensation plan for the CEO, and President and COO roles. The Company has filed an 8K with the details concurrently with this release.
Mr. Shaw added, “In conjunction with the hiring of our new CEO and President & COO, the Board has introduced a new plan that directly links rewards for these executives to long-term share price appreciation and EBITDA growth, further supporting accountability and aligning leadership with our shareholders. This plan reinforces pay‑for‑performance, with two‑thirds of long‑term equity awards contingent on delivering $950 million in Adjusted EBITDA and achieving a $145 stock price over a three‑year horizon.”
Matthew Avril Biography
Matthew (Matt) E. Avril served as Interim President and CEO of Marriott Vacations Worldwide since assuming the role in November 2025 after joining the Board of Directors in March 2025. Mr. Avril has over 30 years of executive leadership experience in the hospitality and vacation ownership industry. He has been a self-employed consultant since March 2017 and previously served as Chief Executive Officer of Diamond Resorts International, Inc., a hospitality and vacation ownership company, from November 2016 to March 2017. Prior to that, he was Chief Executive Officer-elect for Vistana Signature Experiences, Inc. (“Vistana”), a vacation ownership business, from February 2015 to May 2016, after his retirement as President, Hotel Group, for Starwood Hotels & Resorts Worldwide, Inc., a publicly traded hotel and leisure company (“Starwood”) – a position he held from September 2008 to December 2012. In this role, he was responsible for hotel operations worldwide for Starwood’s nine hotel brands, consisting of 960 properties in more than approximately 97 countries. He has also held senior leadership roles with Vistana and Starwood Vacation Ownership.
In addition to his operational leadership, Mr. Avril previously served as a director and Chairman of the Board of Directors of Franchise Group, Inc. from 2019 to 2023 and Babcock & Wilcox Enterprises, Inc. from 2018 to 2022. He is a certified public accountant (inactive) and has contributed his financial and governance expertise as a chair and member of various public company boards and committees.
Michael Flaskey Biography
Michael (Mike) A. Flaskey joins Marriott Vacations Worldwide as a seasoned vacation and hospitality executive with more than 25 years of leadership experience. Most recently, he served as Chief Executive Officer and a member of the Board of Directors of Hornblower Group, a leading maritime hospitality company, from August 2024 to December 2025. Prior to that, he spent more than a decade leading Diamond Resorts International, including serving as Chief Executive Officer from 2017 to 2021, where he led a transformation that ultimately culminated in the sale of the company to Hilton Grand Vacations. Under Mike’s leadership of Diamond Resorts, the company experienced a period of unprecedented growth and executed several strategic acquisitions to expand the company’s footprint. Earlier in his career, Mr. Flaskey held senior executive leadership roles with Starwood Vacation Ownership and Fairfield Resorts (now Travel + Leisure), where he developed deep expertise across brand, sales, marketing, operations and resort management.
In addition to his operating experience, Mr. Flaskey currently serves on the board of Invited Clubs. He also previously served on the board of Holiday Inn Club Vacations.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products, and services. The Company has 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates an exchange network and membership programs comprised of more than 3,200 affiliated resorts in over 90 countries and territories, and provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and an affiliate of Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.
The Company routinely posts important information, including news releases, announcements and other statements about its business and results of operations, that may be deemed material to investors on the Investor Relations section of the Company’s website, www.marriottvacationsworldwide.com. The Company uses its website as a means of disclosing material, nonpublic information and for complying with the Company’s disclosure obligations under Regulation FD. Investors should monitor the Investor Relations section of the Company’s website in addition to following the Company’s press releases, filings with the SEC, public conference calls and webcasts.

Note on forward-looking statements
This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements about Company performance improvement and long-term shareholder value creation.
Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: uncertainty in the current global macroeconomic environment created by rapid governmental policy and regulatory changes, including those affecting international trade or travel; a future health crisis and responses to a health crisis, including possible quarantines or other government imposed travel or health-related restrictions and the effects of a health crisis, including the short and longer-term impact on consumer confidence and demand for travel and the pace of recovery following a health crisis; variations in demand for vacation ownership and exchange products and services; failure of vendors and other third parties to timely comply with their contractual obligations; worker absenteeism; price inflation; difficulties associated with implementing new or maintaining existing technologies; the ability to use artificial intelligence (“AI”) technologies successfully and potential business, compliance, or reputational risks associated with the use of AI technologies; changes in privacy and other laws and regulations affecting our business; the impact of a future banking crisis; impacts from natural or man-made disasters; delinquency and default rates; global supply chain disruptions; volatility in the international and national economy and credit markets, including as a result of the ongoing conflicts between Russia and Ukraine, Israel and Hamas, and elsewhere in the world and related sanctions and other measures; our ability to attract and retain our global workforce; competitive conditions; the availability of capital to finance growth; the impact of changes in interest rates; the effects of steps we have taken and may continue to take to reduce operating costs and accelerate growth and profitability; political or social strife; and other matters referred to under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and quarterly report for the quarter ended September 30, 2025, and which may be updated in our future periodic filings with the U.S. Securities and Exchange Commission.
All forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.
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